UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2013

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2013, following the stockholder vote described below and in accordance with the Stockholders Agreement (the “Stockholders Agreement”) dated June 20, 2013 by and between AV Homes, Inc. (the “Company”) and TPG Aviator, L.P. (“TPG Aviator”), the Board of Directors of the Company (the “Board”) set the size of the Board at nine members and elected Paul Hackwell to the Board and the Executive Committee of the Board effective immediately. Mr. Hackwell was nominated by TPG Aviator for election to the Board in accordance with the terms of the Stockholders Agreement. TPG Aviator retains the right to nominate one additional director to the Board.

Mr. Hackwell, age 33, is a Vice President at TPG Capital in the North American Buyout Group. Since joining TPG in 2006, Mr. Hackwell has been involved with the firm’s investments in the Company, Taylor Morrison, Norwegian Cruise Line, Saves and Aptalis Pharma, among other debt and equity investments. Prior to joining TPG, Mr. Hackwell worked at the Boston Consulting Group. Mr. Hackwell holds an A.B. summa cum laude from Princeton University, an M.Phil. from the University of Oxford, where he was a Keasbey Scholar, and an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar.

In connection with his appointment to the Board, the Company has entered into an indemnification agreement with Mr. Hackwell in the form described in the Company’s Current Report on Form 8-K filed on June 20, 2013 (the “June 8-K”). The indemnification agreement also includes a waiver by the Company of any interest or expectancy in any corporate opportunity presented to Mr. Hackwell. Mr. Hackwell will not participate in AV Homes’ non-employee director compensation program or otherwise be paid director fees by the Company in connection with his service on the Board. In any event, the monitoring fee provided for under the Management Services Agreement described in the June 8-K will be reduced by the amount of any director fees otherwise payable to Mr. Hackwell.

Please see Item 1.01 of the June 8-K for a discussion of the arrangements regarding the election and nomination of directors designated by TPG Aviator. In addition, please see the discussion under “Management Services Agreement” in Item 1.01 of the June 8-K for a discussion of certain fees paid or to be paid by the Company to TPG VI Management, LLC, an affiliate of TPG Aviator and TPG Capital.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of its stockholders on September 18, 2013. At the special meeting, the Company’s stockholders (1) approved the right to convert, at the option of the Company or the holders of the Company’s Series A Contingent Convertible Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), shares of the Series A Preferred Stock into shares of the Company’s Common Stock; and (2) approved TPG Aviator’s pre-emptive rights following the approval of such conversion to participate in future Company issuances of its Common Stock or securities convertible into or exercisable for its Common Stock (collectively, the “Equity Rights Proposal”).

Shares were voted on the Equity Rights Proposal as follows:

For	Against	Abstain
11,766,274.5	70,147	4,502

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: September 24, 2013	By:	/s/ Dave M. Gomez
	Name:	Dave M. Gomez
	Title:	Executive Vice President, General Counsel and Secretary